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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------


     Date of Report (Date of Earliest Event Reported):  October 3, 1996

                        FOXMEYER HEALTH CORPORATION
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           (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
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               (State or Other Jurisdiction of Incorporation)

            1-8549                                     25-1425889
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   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

     1220 Senlac Drive, Carrollton, Texas                      75006
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   (Address of Principal Executive Offices)                 (Zip Code)

                               (214) 446-4800
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)
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     Item 5.   Other Events
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               FoxMeyer Health Corporation ("Fox Health") and its
     subsidiaries that are engaged in the healthcare distribution business entered into an Asset Purchase Agreement, dated as of October 3, 1996 (the "Asset Purchase Agreement"), with McKesson Corporation ("McKesson"). Pursuant to the terms of the Asset Purchase Agreement, FoxMeyer Corporation, FoxMeyer Drug Company ("Fox Drug"), Health Mart, Inc., FoxMeyer Software, Inc., FoxMeyer Funding, Inc., Healthcare Transportation System, Inc. and Merchandise Coordinator Services Corporation have agreed to sell substantially all of their assets to McKesson. As a result, McKesson will acquire substantially all of the assets and assume certain of the liabilities relating to the healthcare distribution business of Fox Health.

               Reference is hereby made to the Press Release, dated October 4, 1996, issued by Fox Drug, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

               Fox Health has sold to or through Gordon Capital Corporation and Marleau, Lemire Securities Inc. (the "Underwriters") 14,250,000 special warrants to acquire shares of FoxMeyer Canada Inc., a subsidiary of Fox Health that provides health care, pharmacy and pharmacy benefit management services in Canada ("Fox Canada"). The issue price for each special warrant was Cdn. $4.85, and each special warrant is convertible into one share of common stock of Fox Canada currently owned, or subject to an option held, by Fox Health. Fox Canada will receive Cdn. $14.4 million (U.S. $10.5 million) from the exercise of options held by Fox Health, which will be paid from the proceeds of the sales to or through the Underwriters.

               The $50.4 million proceeds from the sale of the special warrants have been deposited into escrow, pending the entry of a stipulation and agreed order of the United States Bankruptcy Court in Wilmington, Delaware presiding over the Chapter 11 proceedings of Fox Drug and certain affiliated companies of Fox Drug. The order, which has been approved by the official committee of unsecured creditors of Fox Drug and the other debtors, once entered by the court, which is expected to occur on October 15, 1996, will provide for the immediate distribution of at least $4 million of the proceeds from the sale to Fox Health. Of the $36.7 million total proceeds of the sale, after the payment of the $10.5 million option exercise price to Fox Canada and expenses of the sale, $4 million will be paid to Fox Health and $25.2 million will be held in escrow for a 90-day period and then may be released to Fox Health after a forty-five day notice period. The remaining $7.5 million will be subject to a hold-back in favor of the special warrant purchasers and will be released to Fox Health if a prospectus of Fox Canada, which is
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     to be filed in connection with sale of the special warrants, is approved by the applicable Canadian regulatory authorities by January 30, 1997.

               A portion of the special warrants were offered and sold in Canada in reliance upon Regulation S under the Securities Act of 1933 and a portion of the special warrants were offered and sold by United States affiliates of the Underwriters in the United States to "qualified institutional buyers" in reliance upon, and in compliance with the requirements of, Rule 144A under the Securities Act of 1933.


               Reference is hereby made to the Press Release, dated October 7, 1996, issued by Fox Health, which is attached hereto as Exhibit
     99.2 and is incorporated herein by reference.

     Item 7.   Financial Statements and Exhibits
     -------   ---------------------------------

     (c)  Exhibits.

               99.1 Press Release, dated October 4, 1996, issued by FoxMeyer Drug Company.

               99.2 Press Release, dated October 7, 1996, issued by FoxMeyer Health Corporation


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOXMEYER HEALTH CORPORATION
                                   (Registrant)


     DATE:  October 8, 1996        By:  /s/ Edward L. Massman
                                      --------------------------------
                                       Edward L. Massman
                                       Senior Vice President and
                                       Chief Financial Officer




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                                  EXHIBIT INDEX


     Exhibit No.                Description                 Page No.
     -----------                -----------                 --------

     99.1           Press Release, dated October 4, 1996,
                    issued by FoxMeyer Drug Company.

     99.2           Press Release, dated October 7, 1996,
                    issued by FoxMeyer Health Corporation.



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